SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

November 16, 2005

ARIEL WAY, INC.

(Exact Name of Registrant as Specified in Charter)

Florida	0-50051	65-0983277
(State of Incorporation)	(Commission File Number )	(IRS Employer Identification No.)

8000 Towers Crescent Drive, Suite 1220
Vienna, VA 22182

 (Address of principal executive offices) (Zip Code)

(703) 918-2430

 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 2, 2005, we completed the acquisition of Old Ariel Way, Inc. under the terms of the Share Exchange Agreement dated January 20, 2005, between Netfran Development Corp. and Ariel Way, Inc. As a result of the stock exchange transaction, the former shareholders of Old Ariel Way became the owners of a substantial majority of our common stock. Accordingly, although Netfran was the legal acquirer and Old Ariel Way was the legal acquiree, the business combination has been accounted for as a reverse merger acquisition, whereby, for accounting purposes, Old Ariel Way was the accounting acquirer and Netfran was the accounting acquiree. The Pro Forma gives rise to the recapitalization of our Company.

As a result of the share exchange transaction consummated on February 2, 2005, our financial statements going forward are based on Old Ariel Way’s operation which became ours and the business we formerly conducted under the name Netfran Development Corp. ceased. As of February 2, 2005, our fiscal year also changed as a result of the share exchange transaction from December 31 to September 30.

As a consequence of the fiscal year change on February 2, 2005 from December 31 to September 30, we filed on May 24, 2005 our quarterly report Form 10-QSB for the six months period ended March 31, 2005 and we filed on August 22, 2005 our quarterly report Form 10-QSB for the nine months period ended June 30, 2005. Our next financial filing will be our annual report Form 10-KSB to be filed on or before December 31, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ARIEL WAY, INC.

By: /s/ Arne Dunhem
Name:  Arne Dunhem
Title: President and Chief Executive Officer

Date: November 16, 2005